SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.______)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[ X ] Soliciting Material under Rule 14a-12

PNC Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

_______________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________

3)	Filing Party:

_______________________________________________________________

4)	Date Filed:

_______________________________________________________________

PNC Investments
***Reminder: This is an outbound calling effort therefore customers are unverified*** ***Do not disclose personal information without verifying the customer***
PNC Funds / Federated merger outbound calling script
Intro

•      Hello my name is ___________, Investment Services Representative at PNC Investments.

•      I’m calling because Federated Investors, Inc. a leading global investment manager has entered into an agreement with The PNC Financial Services Group that proposes to merge the PNC Funds into a corresponding Federated Fund.

•      It is important that you vote because the merger is subject to shareholder approval. If you haven’t already, I can connect you to the Broadridge Proxy Service Center so you can vote now.

Voicemail

•      Hello my name is ___________, Investment Services Representative at PNC Investments.

•      I’m calling because Federated Investors, Inc. a leading global investment manager has entered into an agreement with The PNC Financial Services Group that proposes to merge the PNC Funds into a corresponding Federated Fund.

•      It is important that you vote because the merger is subject to shareholder approval. If you haven’t already, please cast your vote online at www.proxyvote.com or by telephone by calling 855-486-7907.

•      If you have any questions, please contact your PNC Investments financial advisor or call us at 855-762-4683.

FAQs
Should I remain invested in PNC Funds / PNC Directions?	• You should review your personal circumstances with your PNCI financial advisor, but there is no need to change your investments as a result of the merger alone.
I haven’t received any mail from PNC Funds?	• Please call PNC Funds at 855-486-7907.
How should I vote?	• I am not authorized to advise you how to vote, but I can tell you that the Board of Trustees of the PNC Funds recommend that you vote “FOR” the proposals. A quorum is needed in order to complete the voting process, so we encourage you to vote your shares in order to avoid additional expense to the funds resulting from additional efforts to complete the vote.
Vote by phone	• Connect the shareholder to Broadridge Proxy Service Center at 855-486-7907.
Vote online	• Go to www.proxyvote.com
Vote by mail	• You should have received a ballot in the packet that was sent to you, please complete it and return it in the postage paid envelope.
Vote in-person	• At the shareholder meeting to be held on November 5, 2019.
Additional info on Proxy voting process and materials from Broadridge	• https://www.shareholdereducation.com/SHE-faq.html
I lost my materials can you resent it to me?	• You can vote by phone and a representative will explain the voting items to you. • Enter a service center request.